Exhibit 10.46

Equity and Asset Transfer Heads of Agreement

This Equity and Asset Transfer Heads of Agreement sets out the proposed terms for a purchase by China Global Mining Resources Limited or its nominee (the “Purchaser”) of equity in Nanjing Sudan Mining Co., Ltd [  ] and assets from Maanshan Zhaoyuan Mining Co., Ltd [  ] and assets from Xiaonanshan Mining Co., Ltd [  ] (the “Transactions”).

1 Sellers

(a) The Sellers are:

(i)	Lu Benzhao [ ] of Room 204, No. 17 Liyuan Village, Huashan District, Maanshan, Auhui;

(ii)	Lu Nan [ ] of Room 204, No. 17 Liyuan Village, Huashan District, Maanshan, Auhui;

(iii)	Maanshan Zhaoyuan Mining Co., Ltd [ ] (“Zhaoyuan”) of No. 6 Hongqinan Road, Economic and Technology Development Zone, Maanshan, Anhui; and

(iv)	Xiaonanshan Mining Co., Ltd [ ] (“Xiaonanshan”) of Xiaonanshan, Huoli Town, Huashan District, Maanshan, Anhui,

(collectively, the “Sellers”).

(b)	The Sellers hold licences to mine iron ore at Maanshan and Xiaonanshan (“Mining Sites” or the “Mines”), which licences include those described in Schedule 1 (“Licences”).

2 Purchaser

The Purchaser is China Global Mining Resources Limited with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands or its nominee.

3 Transactions

The Purchaser shall purchase:

(a)	52% of the registered capital of Nanjing Sudan Mining Co., Ltd [ ] of Danyang (Hengxi) Town; Jiangning District, Nanjing, Jiangsu (“Sudan”) from Mr Lu Benzhao; and

(b)	48% of the registered capital of Sudan from Mr Lu Nan; and

(c)
the assets described in Schedule 1 from Zhaoyuan or Mr Lu Benzhao or Mr Lu Nan, as the case may be, along with any other assets owned or used in connection with such mining rights (including any renewal, variation or expansion of any Licence, which shall also be referred to as “Licences”) and the operation of the Mine Site; and

(d)
the assets described in Schedule 1 from Xiaonanshan or Mr Lu Benzhao or Mr Lu Nan, as the case may be, along with any other assets owned or used in connection with such mining rights (including any renewal, variation or expansion of any Licence, which shall also be referred to as “Licences”) and the operation of the Mine Site; and

(e)	management services from Mr Lu Benzhao or his nominee, as detailed in clause 1l of this Equity and Asset Transfer Heads of Agreement.

The Sellers acknowledge the receipt and sufficiency from the Purchaser of a deposit in the amount of HKD 20 million (“First Deposit”).

Within 10 working days of the execution of the Exclusive Supply Agreement (as defined in clause 6.1 (f) below), the Purchaser shall pay to the Sellers a further deposit of HKD 20 million (“Second Deposit”).

The First Deposit and the Second Deposit and any other amounts (“Additional Amounts”) that are paid by the Purchaser to the Sellers prior to completion of the Transactions shall be set-off against the Purchase Price to be paid to the Seller and the Purchase Price shall be correspondingly reduced by the First Deposit, the Second Deposit and any Additional Amounts.

The price to be paid by the Purchaser to the Sellers shall be USD 66 million or its RMB equivalent (“Purchase Price”), which shall be paid in cash or in shares in a listed company as shall be determined by the parties. The Purchase Price shall be reduced by the amount to be paid to Mr Lu Benzhao pursuant to the MSC (as defined below in clause 11).The portion of the Purchase Price to be paid to each Seller shall be specified in the Definitive Documents.

4 Exclusivity

(a)
In consideration of the Purchaser entering into this Equity and Asset Transfer Heads of Agreement, the Sellers and Sudan shall not, and shall procure that their affiliates shall not, from the date of signing this Equity and Asset Transfer Heads of Agreement and 3 May 2012:

(i)	solicit offers from;

(ii)	negotiate or hold discussions with; or

(iii)	enter into any agreement or arrangement with,

any person other than the Purchaser:

(i)	to sell or transfer or encumber any part of their equity interest in the registered capital of Sudan, Zhaoyuan and Xiaonanshan; or

(ii)	to sell, transfer or lease any assets owned or operated by the Sellers or Sudan in connection with the Mining Sites, including the Licences; or

(iii)	to borrow, exchange for value, receive as a gift, or otherwise, any amount that is applied to, received or used in connection with the Mines or the Licences.

(b)
In consideration of the Purchaser entering into this Equity and Asset Transfer Heads of Agreement the Sellers shall not, and shall procure that their affiliates shall not, from the date of signing this Equity and Asset Transfer Heads of Agreement, develop, finance, or mine at the Mine Site or sell, gift, or exchange for value any product derived from the Mine Site, without the consent of the Purchaser.

5 Due Diligence and Legal Documentation

(a)
The Sellers and Sudan shall provide the Purchaser, its representatives and professional advisers with access to their premises, their documents and the Mining Sites at all reasonable times in order to conduct due diligence and the Sellers and Sudan shall keep the Purchaser promptly informed of all matters relevant to the Transactions, including without limitation the Licences, the Mining Sites and Sudan.

(b)	The Purchaser and the Sellers shall use their best endeavours to negotiate and execute the following documents in form and substance satisfactory to the Purchaser:

(i)	equity transfer agreement;

(ii)	asset transfer agreements;

(iii)	management services contract; and

(iv)	such other transaction documents as the Purchaser may, in its sole discretion require,

(collectively, the “Definitive Documents”).

6 Undertakings

6.1 Undertakings by the Sellers

The Sellers undertake, and shall procure that their affiliates undertake, to the Purchaser that each shall:

(a)	use their best endeavours to negotiate and execute the Definitive Documents;

(b)
provide the Purchaser, its representatives and professional advisers with access to their premises, their documents and the Mining Sites at all reasonable times in order to conduct due diligence and keep the Purchaser promptly informed of all matters relevant to the Transaction including, without limitation, the Licences, the Mining Sites and Sudan.

(c)
rectify any irregularities in the corporate existence of Sudan, Zhaoyuan and Xiaonanshan and obtain any approvals, licences, consents, registrations or otherwise that the Purchaser may, in its sole discretion, require the Sellers or Sudan to obtain in connection with the Transactions;

(d)
pay any amounts owing in respect of the Licences and perfect any irregularities in the Sellers' title to the Licences held and obtain any licence, including without limitation any environmental licences, necessary or required by the Sellers, in the Purchaser's sole discretion, to exploit the Mine Sites;

(e)	conduct any restructuring or reorganisation required by the Purchaser, in its sole discretion, or the assets to be sold by the Sellers in connection with the Transactions; and

(f)	execute an agreement for the exclusive supply of iron ore from the Mines to the Purchaser (“Exclusive Supply Agreement”) on terms satisfactory to the Purchaser.

6.2 Undertakings by the Purchaser

The Purchaser undertakes to the Sellers that it shall:

(a)	use its best endeavours to negotiate and execute the Definitive Documents; and

(b)	execute the Exclusive Supply Agreement on terms satisfactory to the Purchaser.

7 Damages

(a)	In the event that the Sellers or Sudan breach any of their obligations under this Equity and Assets Transfer Heads of Agreement, the Sellers and Sudan shall jointly and severally be liable to:

(i)	refund to the Purchaser the First Deposit, the Second Deposit and Additional Amount (if any) referred to in clause 3;

(ii)	pay damages to the Purchaser in the amount of two times the First Deposit and two times the Second Deposit and two times the Additional Amount (if any) referred to in clause 3; and

(iii)	pay all direct and indirect costs incurred by the Purchaser in connection with the Transactions including, without limitation, all legal, accounting, finance, tax and technical mining advisor fees.

(b)	In the event that the Sellers or Sudan:

(i)	breach clause 4 (“Exclusivity”) of this Equity and Asset Transfer Heads of Agreement; or

(ii)	breach clause 6.1(f) (“Exclusive Supply Agreement”) of this Equity and Asset Transfer Heads of Agreement; or

(iii)	breach the Exclusive Supply Agreement;

(iv)	do not own or cease to own the equity in Sudan, Xiaonanshan and Zhaoyuan;

(v)	do not own or cease to own the Mine Site or the Licences;

(vi)	cease business at the Mine Site or cease business or wind-up or deregister Sudan, Xiaonanshan and Zhaoyuan or

(vii)
take any action or fail to take any action that prevents the Seller and/or the Purchaser from entering into the Definitive Documents or completing the Transactions contemplated by this Equity and Asset Transfer Heads of Agreement, then the Sellers and Sudan shall jointly and severally be liable to:

(A)	refund to the Purchaser the First Deposit, the Second Deposit and Additional Amount (if any) referred to in clause 3; and

(B)	pay to the Purchaser an amount of USD 33 million (or its RMB equivalent) as liquidated damages (“Liquidated Damages”).

The Sellers acknowledge that the Liquidated Damages are a genuine pre-estimate of the Purchaser's loss. Any amount payable by the Sellers or Sudan pursuant to this clause 7(b)(B) constitutes liquidated damages only. It shall not affect the validity of other provisions in this Equity and Assets Transfer Heads of Agreement or any other remedies that the Purchaser may have against the Sellers and Sudan for enforcement of this Equity and Assets Transfer Heads of Agreement.

8 Conditions Precedent

Conditions precedent to completion of the Transactions and payment of the Purchase Price shall be detailed in the Definitive Documents and shall include, without limitation, where applicable, the following:

(a)	Sudan, Zhaoyuan and Xiaonanshan have been duly incorporated with fully paid up registered capital;

(b)
The Sellers and Sudan have fully cooperated with the Purchaser, its representatives and professional advisers to assist the Purchaser to conduct its (i) technical mining due diligence, (ii) financial due diligence, (iii) legal due diligence and (iv) commercial due diligence in respect of the Transactions and, in each case, there is a successful completion of such due diligence and the results of which shall be satisfactory to the Purchaser;

(c)	The execution of the Definitive Documents in form and substance satisfactory to the Purchaser as the Purchaser may in its sole discretion require.

(d)	Approval by the board of directors of the Purchaser;

(e)	All necessary corporate approvals and consents having been obtained, including those of the board of directors of Zhaoyuan and Xiaonanshan

(f)	each of Lu Benzhao and Lu Nan waiving their pre-emptive rights to purchase each other's equity interest in Sudan;

(g)
All Chinese government approvals, registrations, filings, consents and permits required for entry into the Definitive Documents, completion of the Transactions contemplated by the Definitive Documents, transfer of the Licences, mining at the Mine Sites, processing of iron ore at Sudan's facility and the entry into, enforceability and performance of the Definitive Documents shall have been obtained and shall be in full force and effect, including without limitation, any environmental or mining approvals or licences;

(h)
The Sellers, where applicable, hold valid, effective and fully paid licences to explore and mine iron ore at the Mine Sites, subject to such Licences being renewed and/or expanded, where applicable, for a period of no less than 3 years;

(i)	An approval letter having been issued indicating that the Purchaser has received approval to own 100% of the registered capital of Sudan;

(j)
A business licence having been issued indicating that the Purchaser is the registered owner of 100% of the registered capital of Sudan and that Sudan's business licence has a business scope satisfactory to the Purchaser, in its sole discretion;

(k)
Receipt of a technical mining report issued by an internationally recognised mining consultant indicating that the iron ore reserves at the Mine Site pursuant to the Licence held by Zhaoyuan are 9,600,000 metric tonnes and at the Mine Site pursuant to the Licence held by Xiaonanshan are 1,000,000 metric tonnes;

(l)
Issue of a valuation report on Sudan and the assets to be sold by Xiaonanshan and Zhaoyuan prepared by a PRC registered valuation firm indicating that the cumulative valuation of the Transactions is no more than the Purchase Price or its RMB equivalent;

(m)	Evidence that all taxes and fees incurred in connection with the Licences and operation of the Mine Sites have been duly paid as at the date of completion of the relevant Transaction;

(n)
Evidence that the Sellers have good title to all buildings used in connection with the operation of the Mine Sites or have obtained the consent of any landlord to the assignment of any leased premises;

(o)	Evidence that the Sellers have good title to all land used in connection with the operation of the Mine Sites or have obtained the consent of any landlord to the assignment of any leased premises;

(p)	Evidence that all loans between the Sellers, Sudan and any other third party have been unwound;

(q)	Receipt of a copy of the Sellers PRC identity cards or business licences, as the case may be;

(r)
There being no material adverse change in the financial condition or business prospects of Sudan or the Mining Sites or the Licences or the estimated iron ore reserves of the Mining Sites since the conclusion of the technical, financial, legal and commercial due diligence; and

(s)	Other conditions precedent to be determined following the Purchaser's due diligence.

9 Warranties

The Sellers and the Company will provide Warranties to the Purchaser in the Definitive Documents that shall include, where applicable, among others:

(a)
Sudan, Zhaoyuan and Xiaonanshan are corporations duly organized, validly existing and in good standing under the laws of the People's Republic of China (“PRC”), with fully paid up registered capital and full corporate power and authority to own, lease and dispose of their assets and properties;

(b)	The percentage ownership of the registered capital of Sudan held by the Sellers;

(c)	The Sellers having title to the Licences free from any security interest or third party claims;

(d)	The equity and assets to be sold in connection with the Transactions being free from any security interest or third party claims;

(e)	Sudan conducting business within its authorised business scope;

(f)
Sudan having all consents, licences and approvals required to conduct its business, which consents, licences and approvals are not subject to cancellation or third party claims as a result of these Transactions or otherwise;

(g)
Sudan, Zhaoyuan and Xiaonanshan having passed their annual inspection for 2006 and any other inspections conducted by any governmental or administrative authority, including without limitation any regarding mine safety and environmental compliance;

(h)	There being no disputes, investigations, litigation, administrative proceedings, arbitration or mediation whether existing, threatened or potential with regard to the Sellers and Sudan;

(i)	All documents provided by the Sellers and Sudan to the Purchaser is true, correct and not misleading in any respect;

(j)	Sudan, Zhaoyuan and Xiaonanshan have no undisclosed or contingent liabilities and no outstanding loans;

(k)	All tax liabilities incurred by the Sellers and Sudan as at the date of completion of the relevant Transaction have been paid in full or accrued sufficiently in their accounts;

(l)
Any resource tax and resource compensation incurred in connection with the Licences and operation of the Mine Sites ha been fully paid as at the date of completion of the relevant Transaction or accrued sufficiently in their accounts;

(m)	The Sellers have good title to all buildings used in connection with the operation of the Mine Sites or have obtained the consent of any landlord to the assignment of any leased premises;

(n)	The Sellers have good titled to all land used in connection with the operation of the Mine Sites or have obtained the consent of any landlord to the assignment of any leased premises;

(o)	All loans between the Sellers, Sudan and any other third party have been unwound;

(p)	All environmental liabilities incurred by the Sellers and Sudan have been paid in full or, where applicable, accrued sufficiently in their accounts;

(q)	All salaries, social security payments and any other employee benefits of Sudan, Zhaoyuan and Xiaonanshan employees have been paid in full or accrued sufficiently in their accounts;

(r)	Sellers and Sudan have complied with all relevant laws and regulations, including without limitation, any laws regarding the environment, mine safety and worker safety;

(s)	Sellers are not aware of any matter which may result in the loss of the Licences or inability to renew the Licences;

(t)	Sellers have not given any guarantees to any Seller or any third party; and

(u)
Other warranties that would be standard for a transaction of this type, as well as any others that may arise as a result of continuing due diligence by the Purchaser, its representatives and professional advisers.

10 Indemnities

The Sellers shall provide specific indemnities to the Purchaser in the Definitive Documents, where applicable, in respect of the following liabilities or obligations incurred by the Sellers and Sudan prior to completion of the Transaction:

(a)	taxation;

(b)	environmental and land degradation;

(c)	mine and worker safety;

(d)	all liabilities that are not disclosed to the Purchaser by the Sellers in writing;

(e)	payment of amounts owing in connection with the operation of the Mine Sites, the Licences, leases, licences or land use rights;

(f)	payment of employee salary and benefits;

(g)	breach of any laws or regulations, including without limitation, any with respect to environment, mine safety, worker safety and the built environment;

(h)	breach of any warranties provided in the Definitive Documents; and

(i)	other appropriate matters that may become evident in the course of continuing due diligence by the Purchaser, its representatives and professional advisers.

11 Management Services Contract

Upon completion of the Transactions, the Purchaser will enter into a management services contract (“MSC”) with Mr Lu Benzhao or his nominee (“Consultant”). The key terms of the MSC are as follows:

(a)	Consultant shall provide operational management services to the Purchaser;

(b)	the term of the MSC shall be eight (8) years on a full time basis from completion of the Transaction; and

(c)	Consultant shall be responsible for any approvals required for its entry into the MSC and all taxes, whether inside or outside the PRC, associated with payment of the Consultant's salary.

12 Non-competition

12.1 Non-competition

(a)
Following execution of this Equity and Asset Transfer Heads of Agreement for a period of five (5) years following completion of the Transactions, the Sellers and their affiliates shall not directly or indirectly or in any manner whatsoever own or participate or be involved in any way in any business that explores, exploits, processes, purifies, transports, trades or deals in any other way in any mined product in the PRC.

(b)
Notwithstanding clause 12.1(a), the Sellers may hold a passive investment of less than 10% equity in listed companies that hold investments in any mined product and hold their investments in respect of these Transactions and hold their investment in Yun County Changjiang Mining Company Limited [  ]

12.2 Right of First Refusal

Following execution of this Equity and Asset Transfer Heads of Agreement, the Sellers and their affiliates undertake to the Purchaser that if the Sellers or any other companies in which the Sellers directly or indirectly control 25% or more of the issued capital take(s) on or invest(s) in any businesses and/or activities, either on their own or in the form of a joint venture, that is engaged in the mining or processing of any mined product, then the Sellers undertake to grant and will use their best efforts to procure such companies to grant to the Purchaser a right of first refusal to acquire such businesses from the Sellers or such companies, as the case may be.

13 Time Schedule

It is the intention of the parties that, unless otherwise agreed among the Purchaser and the Sellers, due diligence shall take place from the date of signing this Equity and Assets Transfer Heads of Agreement , that execution of the Definitive Documents and submission of the Definitive Documents to the PRC government authorities for approval and registration purposes shall take place before 30 May 2007.

14 Language, Governing Law and Dispute Resolution

14.1 Language

This Equity and Assets Transfer Heads of Agreement and the Definitive Documents shall be prepared in English and Chinese, and both languages shall be of equal validity.

14.2 Governing Law

This Equity and Assets Transfer Heads of Agreement and the Definitive Documents shall be governed by PRC law.

14.3 Dispute Resolution

All disputes arising from this Equity and Assets Transfer Heads of Agreement and the Definitive Documents shall first be resolved by friendly consultation between the parties, failing which the disputes shall be submitted to arbitration at the China International Economic Trade and Arbitration Commission in Beijing for arbitration.

15 General

15.1 General Warranties

The Purchaser and Sudan, Zhaoyuan and Xiaonanshan warrant to each other party to this Equity and Assets Transfer Heads of Agreement that:

(a)	it has full legal right, power and authority to enter into this Equity and Assets Transfer Heads of Agreement and to perform and comply with its obligations thereunder; and

(b)	it has in full force and effect the authorisations necessary for it to enter into this Equity and Assets Transfer Heads of Agreement; and

(c)	its obligations under this Equity and Assets Transfer Heads of Agreement are legal, valid and binding and are enforceable against it in accordance with its terms; and

(d)	it is duly incorporated or established and validly existing at its place of registration and its equity and assets are not pledged or subject to a court freezing order or claims and disputes; and

(e)	no litigation, arbitration or administrative proceeding is currently taking place or pending or threatened against it or its assets.

Mr Lu Benzhao and Mr Lu Nan warrant to each other party to this Equity Transfer Heads of Agreement that:

(a)	each has full legal right, power and authority to enter into this Equity and Assets Transfer Heads of Agreement and to perform and comply with their obligations thereunder; and

(b)	their obligations under this Equity and Assets Transfer Heads of Agreement are legal, valid and binding and are enforceable against them in accordance with their terms; and

(c)	no litigation, arbitration or administrative proceeding is currently taking place or pending or threatened against them or their assets.

15.2 Successors and assignment

The Purchaser is entitled to assign and/or nominate any of its affiliates to be a party to this Equity and Assets Transfer Heads of Agreement or any of the Definitive Documents.

The Sellers may not assign or otherwise dispose of their rights or obligations under this Equity and Assets Transfer Heads of Agreement without the prior written consent of the Purchaser.

15.3 No partnership or agency

Nothing in this Equity and Assets Transfer Heads of Agreement shall create, or be deemed to create, a partnership between the parties or a relationship of agent and principal between the parties.

15.4 Entire agreement

This Equity and Assets Transfer Heads of Agreement contains the entire agreement between the parties with respect to its subject matter, supersedes all previous agreements and understandings between the parties.

15.5 Variation and waiver

Unless this Equity and Assets Transfer Heads of Agreement expressly states otherwise, a provision of this Equity and Assets Transfer Heads of Agreement, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound. Any waiver by the Purchaser of a breach of any provision of this Equity and Assets Transfer Heads of Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision.

15.6 Copies

This Equity and Assets Transfer Heads of Agreement shall be executed in six copies in English and six copies in Chinese.

15.7 Foreign Exchange

Where any amounts are to be converted between USD and RMB, the relevant exchange rate shall be the middle rate published by the People's Bank of China on the relevant date.

15.8 Partial invalidity

If at any time any provision of this Equity and Assets Transfer Heads of Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, the remaining provisions of this Equity and Assets Transfer Heads of Agreement shall not in any way be affected or impaired thereby.

15.9 Amendment

This Equity and Assets Transfer Heads of Agreement may only be amended in writing signed by the parties.

15.10 Binding effect

This Equity and Assets Transfer Heads of Agreement shall be binding on all the parties from the date first set out on the execution page.

Executed on 4 May 2007 by the following

EXECUTED by CHINA GLOBAL	)
MINING RESOURCES LIMITED	)
by its authorised director:	)
	)	[AFFIX CHOP]
)
	)	For and on behalf of
Signature of Director	)	CHINA GLOBAL MINING RESOURCES LIMITED
	)	[ ]
)
	)	/s/
Name of Director (block letters))		Authorised Signature(s)
)
)
)
SIGNED by LU BENZHAO [ ]:	)
)
)
/s/	)	/s/
Witness Signature	)	Signature
)
)
SK Bates	)
Print Name	)	Print Name
)
)
)

SIGNED by LU NAN [ ]	)
)
)
	)	/s/
Witness Signature	)	Signature
)
)
)
Print Name	)	Print Name

SIGNED by NANJING SUDAN	)
MINING CO., LTD [ ]	)
by its Legal Representative:	)
)
	)	[AFFIX CHOP]
/s/	)
Signature of Legal Representative	)
)
)
)
)
Name of Legal Representative (block	)
Letters) Print	)

SIGNED by MAANSHAN	)
ZHAOYUAN MINING CO., LTD	)
[ ] by its Legal Representative:	)
)
	)	[AFFIX CHOP]
/s/	)
Signature of Legal Representative	)
)
)
)
)
Name of Legal Representative (block	)
Letters) Print	)

SIGNED by XIAONANSHAN	)
MINING CO., LTD [ ]	)
by its Legal Representative:	)
)
	)	[AFFIX CHOP]
/s/	)
Signature of Legal Representative	)
)
)
)
)
Name of Legal Representative (block	)
Letters) Print	)

SCHEDULE 1

Licences

Mining Licences

Number	3400000420105	3400000620001

Licences owner	Maanshan, Zhaoyuan Mining Company Limited	Maanshan, Xiaonanshan Mining Company Limited

Address	Maanshan City, Jiashan Town, Matang Village	Maanshan City, Xiaonanshan

Name of mine	Maanshan City, Zhaoyuan Mining Company Limited, Matang iron ore mine	Maanshan City, Xiaonanshan Mining Company Limited, Xiaonanshan Iron ore mine

Type of mine	Iron ore mine	Iron ore mine

Type of operations	Open cut operations	Open cut operations

Size of operations	500,000 tonnes per year	100,000 tonnes per year

Area	0.7886 square kilometres	0.1379 square kilometres

Depth	45 to -50 metres deep	85 to 5 metres deep

Validity	May 2004 to May 2021	January 2006 to January 2009

Reference numbers	1,3503084.00,40363236.00 2,3503074.00,40364027.00 3,3503998.00,40364039.00 4,3504008.00,40363249.00 5,3503660.00,40363162.00 6,3503333.00,40363034.00
1,3506130.00,40368260.00
2,3506216.00,40368310.00
3,3506347.00,40368417.00
4,3506335.00,40368575.00
5,3506234.00,40368553.00
6,3506183.00,40368587.00
7,3506093.00,40368610.00
8,3506032.00,40368599.00
9,3505883.00,40368537.00
10,3505882.00,40368342.00
11,3505894.00,40368272.00
12,3506045.00,40368191.00